Exhibit 15



[Coopers & Lybrand L.L.P. letterhead]



Ford Motor Company
The American Road
Dearborn, Michigan




Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020,
    33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087,
    33-50194, 33-50238, 33-54304, 33-54344, 33-54348, 33-54275, 33-54283,
    33-54735,33-54737, 33-55847, 33-56785, 33-58255, 33-58785, 33-58861,
    33-61107, 33-62227, 33-64605, 33-64607, 333-02401 and 333-02735 on
    Form S-8; 2-42133, 33-32641, 33-40638, 33-43085, 33-55474, 33-55171
    and 33-64247 on Form S-3


We are aware that our report dated July 15, 1996 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended June 30, 1996 and 1995 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.







/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
July 30, 1996

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